                                                                       Exhibit J

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Service Providers" and "Independent Registered Public Accounting Firm and Legal Counsel" in the prospectus and "Independent Registered Public Accounting Firm and Legal
Counsel" in the statement of additional information and to the use of our report dated December 22, 2004, which is incorporated by reference, in this Registration Statement (Form No. 811-21133) of Clarion Total Return Fund.

                                          ERNST & YOUNG LLP

New York, New York
February 28, 2005